CERTIFICATE OF FORMATION

OF

CASCO BAY ENERGY COMPANY, LLC

1. The name of the limited liability company is **Casco Bay Energy Company, LLC.**

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Casco Bay Energy Company, LLC this 24th day of April, 1996.

[signature]

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 04/24/1996
960118439 - 2617110

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 06/15/1998
981230590 - 2617110

STATE OF DELAWARE
CERTIFICATE TO RESTORE TO GOOD STANDING
OF
CASCO BAY ENERGY COMPANY, LLC

1. Name of Limited Liability Company: Casco Bay Energy Company, LLC

2. The date the limited liability company was formed: April 24, 1996

3. The limited liability company is paying all sums due under Section 18-1107.

4. This filing will permit the limited liability company to be restored to good standing.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate on the 15th of June, 1998.

Julia R. Richardson

Name: Julia R. Richardson